Exhibit 10.1

EMPLOYMENT RETENTION AGREEMENT

This Employment Retention Agreement (this “Agreement”) is made by and between Waddell & Reed Financial, Inc. (“Company” or “WDR”) and Michael L. Avery (“Employee”) (collectively, the “parties”).

WHEREAS, the parties to this Agreement recognize that Company and/or a Company Affiliate, as defined herein, currently employs Employee as its President, Executive Vice President and Portfolio Manager;

WHEREAS, Employee has indicated his intent to retire from employment with Company and all Company Affiliates;

WHEREAS, Employer wishes to retain Employee’s services in various roles, including as the President of WDR and Executive Vice President and Portfolio Manager of Waddell & Reed Investment Management Company (“WRIMCO”) and Ivy Investment Management Company (“IICO”) for a specified period of time and to employ Employee under the terms and conditions set forth in this Agreement;

WHEREAS, Company desires to make payments and offer incentives to Employee that Employee is not otherwise entitled to receive under Company or Company Affiliate policy or practice to incent Employee’s retention during the period specified herein;

WHEREAS, Employee is willing to render services to Company pursuant to the terms and conditions set forth in this Agreement with respect to such employment; and

WHEREAS, the parties desire to resolve all claims Employee has, or may have had, against Company,  Waddell & Reed, Inc., Waddell & Reed Investment Management Company, Ivy Investment Management Company, and each of these entities’ parent, subsidiaries, affiliates, and affiliated mutual funds, as well as all of these entities’ current or former insurers, directors, officers, fiduciaries, attorneys, employees (in their representative and/or individual capacities), agents, successors, assigns, employee benefit plans, related corporations, and any and all other entities affiliated with or related to them (collectively, the “Company Affiliates”).

NOW, THEREFORE, in exchange for the consideration provided by the parties to this Agreement, Company and Employee hereby agree as follows, subject to this Agreement becoming effective as provided below:

1.                                      Continued Employment. Company agrees to continue to employ Employee as President of WDR and Executive Vice President and Portfolio Manager of WRIMCO and IICO from February 1, 2016 until June 30, 2016 (the “Term”) under the terms outlined herein, unless Employee’s employment with Company is terminated earlier pursuant to the termination provisions of this Agreement.

2.                                      Scope of Engagement. During the Term, Employee shall be engaged as a full-time employee as the President of WDR and as the Executive Vice President and Portfolio Manager of WRIMCO and IICO.

3.                                      Existing Employment Agreement. With respect to his employment during the Term as the Executive Vice President and Portfolio Manager of WRIMCO and IICO, Employee shall continue to operate under the terms of the March 3, 1998 Amended and Restated Employment Agreement entered into between Employee and WRIMCO (the “Employment Agreement”), as modified herein, and which agreement, unless terminated earlier under paragraph 13, shall terminate by mutual consent effective June

30, 2016.  The parties hereby agree to modify the Employment Agreement to reflect that termination of Employee’s employment under paragraphs 13(b) or (c) herein shall operate as an effective and immediate termination of the Employment Agreement.  Employee’s post termination promises and obligations in the Employment Agreement shall remain in full force and effect following the termination of the Employment Agreement.  Notwithstanding the above and anything to the contrary contained in this Agreement, Company agrees and acknowledges that post-termination non-competition obligations contained in Section 6(a) of the Employment Agreement shall be reduced to a six month period to run concurrent with the six month period immediately following the termination of the Employment Agreement (the “Non-Compete Period”), and shall be null and void and not apply to Employee after the close of the Non-Compete Period. All other restrictive covenants contained in the Employment Agreement, including the nonsolicitation of business and personnel in paragraphs 6(a) and (b) shall be unaffected by this modification.

4.                                      Confidentiality Agreement Continuation. With respect to his employment during the Term, Employee shall continue to operate under the terms of the Confidentiality Agreement Employee entered into with WDR on March 22, 1998 (the “Confidentiality Agreement”).  Except as otherwise provided for within this Agreement, Employee’s post termination promises and obligations in the Confidentiality Agreement shall remain in full force and effect following his separation from employment with Company and any Company Affiliate.

5.                                      Employment Compensation. During Employee’s engagement as a full-time employee during the Term, Company shall cause Employee to be paid, less applicable deductions and withholdings, both a bi-weekly salary of $26,153.85 and any revenue sharing compensation earned under applicable Company or Company Affiliate policies, all payable on Company’s regularly designated payroll schedules.

6.                                      Employee Benefits.  Employee shall be eligible for retirement, welfare and fringe benefits customarily available to full-time employees at Grade 40, commensurate with his status of full-time employment during the Term, as outlined under the general policies, plans and/or practices of Company and Company Affiliates in effect during the Term.

7.                                      Reimbursement of Business Expenses. Subject to such written rules and procedures as Company from time to time specifies, Company shall cause employee to be reimbursed for reasonable business expenses necessarily incurred during the Term in the performance of his duties under this Agreement.

8.                                      Separation Pay.  In exchange for Employee’s agreement to delay his retirement date and remain employed until June 30, 2016 (the “Retirement Date”) under the terms outlined herein, Company shall continue Employee’s regular bi-weekly salary of $26,153.85, less applicable deductions and withholdings (“Separation Pay”), from July 1, 2016 through December 31, 2016 (the “Separation Period”).  Employee shall receive Separation Pay on regularly designated Company paydays during the Separation Period.  Separation Pay is not eligible for consideration in connection with any management bonus or other salary related compensation program and is not eligible compensation under the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan or under the Waddell & Reed Financial, Inc. Retirement Income Plan.

9.                                      Continued Subsidized Group Coverage. In exchange for Employee’s agreement to delay his retirement date and remain employed until June 30, 2016 under the terms outlined herein, during the Separation Period, Employee shall be eligible to continue subsidized participation in the Company’s group health, dental and vision plans at the subsidy level in effect as of June 30, 2016.  Following the Separation Period, Employee shall have the right to continue to participate in these plans on an unsubsidized basis until he and any applicable dependents each attain Medicare eligibility.

10.                               Restricted Stock Award Vesting. Where Employee has fulfilled all Obligations during the Term, as outlined in paragraph 12, and upon approval by the Waddell & Reed Financial, Inc.  Compensation Committee, 103,332 unvested shares of restricted stock awarded to Employee pursuant to provisions of the Waddell & Reed Financial, Inc. Restricted Stock Award Agreements (the “Restricted Stock Agreements”) Employee entered into with Waddell & Reed Financial, Inc. under the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as amended and restated, (the “Restricted Stock Awards”) shall be vested and all transfer restrictions thereon shall lapse upon the Retirement Date (the “Restricted Stock Award Vesting”). Compensation associated with this vesting shall be treated as ordinary income, subject to applicable deductions and withholdings, and is not eligible compensation under the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan or under the Waddell & Reed Financial, Inc. Retirement Income Plan.

11.                               Incentive Payment.  Where Employee has fulfilled all Obligations during the Term, as outlined in paragraph 12, Employee shall receive an additional lump sum of Two Million Dollars and No Cents ($2,000,000.00) (the “Lump Sum Payment”), subject to applicable deductions and withholdings, in exchange for Employee’s execution of an effective separate Release of Claims agreement following the Retirement Date, substantially in the form attached hereto as Exhibit A. The Lump Sum Payment shall be paid to Employee within thirty (30) days of the effective date of the Release of Claims agreement and will not be eligible compensation under the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan or under the Waddell & Reed Financial, Inc. Retirement Income Plan.

12.                               Obligations During Term.  In connection with Employee’s ongoing employment during the Term, as outlined herein, Employee shall continue to hold the titles of President of WDR and Executive Vice President and Portfolio Manager of WRIMCO and IICO, and is required to perform the following obligations to the satisfaction of Company (collectively, the “Obligations”):

(a)                                 Employee shall perform all duties and responsibilities assigned to him as Executive Vice President and Portfolio Manager of WRIMCO and IICO as outlined in the Employment Agreement.  Exhibit A of the Employment Agreement is hereby modified to include only the following investment vehicles, Ivy Asset Strategy Fund, Waddell & Reed Advisors Asset Strategy Fund, Ivy Funds VIP Asset Strategy, Ivy Managed International Opportunities Fund, InvestEd Portfolios, Ivy Funds VIP Pathfinder Portfolios, and Ivy Funds VIP Pathfinder Managed Volatility Portfolios. In performing these duties Employee shall report to the Chief Executive Officer of Company.  In addition, Employee shall perform only those duties as President of Company that are specifically directed to Employee by Company’s Chief Executive Officer.

(b)                                 Employee shall use his best efforts to complete the duties and responsibilities as referenced herein and agrees to act in the best interest of Company and Company Affiliates during the Term.  Employee further agrees to expend all reasonable efforts necessary to accomplish the assigned duties in a timely manner.  Employee further agrees during the Term not to be employed by or work in any capacity for any enterprise or business whose activities are in conflict with Company or any Company Affiliate without the express written consent of Company.

(c)                                  Employee shall comply with all Company and Company Affiliates’ practices and procedures in providing services during the Term, including, but not limited to, the Waddell & Reed Financial, Inc. Corporate Code of Business Conduct and Ethics for Directors and Employees.

(d)                                 Employee shall assist in transition of duties and knowledge Employee has in connection with his positions as President, Executive Vice President and Portfolio Manager to

                                                designated personnel, as requested by Company prior to the Retirement Date. In addition, Employee shall follow the direction of Company’s Chief Executive Officer in assisting Company and Company Affiliates in the transition of client and any other designated relationships to personnel specifically designated by Company.

(e)                                  Employee shall perform other duties as assigned by Company’s Chief Executive Officer, consistent with the duties and responsibilities of Employee’s position as President of Company and Executive Vice President and Portfolio Manager of WRIMCO and IICO.

13.                               Termination of Employment.  Employee’s employment may be terminated as follows:

(a)                                 If not earlier terminated, Employee’s employment under this Agreement shall automatically end on the Retirement Date, upon which date Employee shall retire from all positions with Company and any Company Affiliate.

(b)                                 Immediately upon the death or disability of Employee.  Disability shall mean Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months. Upon termination of employment under this subparagraph, Employee and/or Employee’s heirs shall be entitled to receive, i) any remaining unpaid Separation Pay referenced in paragraph 8 in a single lump sum, subject to applicable deductions and withholdings, payable within thirty (30) days of the date of termination of the Agreement, and ii) the Lump Sum Payment referenced in paragraph 11 contingent upon Company’s receipt of an effective Release of Claims agreement in the form referenced in paragraph 11, payable per the terms of the separate agreement.  Upon termination of employment under this subparagraph, and pursuant to the terms of the Restricted Stock Agreements, the restrictions and risk of forfeiture with respect to the Restricted Stock Awards referenced in paragraph 10 shall immediately lapse and all shares of the Restricted Stock Awards shall be deemed fully vested and nonforfeitable.

(c)                                  Company may terminate this Agreement immediately for “Cause.” For purposes of this Agreement, “Cause” exists when Employee, in Company’s good faith belief, does any of the following:  (1) is convicted or pleads guilty or nolo contendere to a criminal act under federal, state or local law, whether such act would be a felony or a misdemeanor; (2) materially breaches any provision of this Agreement, including, but not limited to, by acting materially dishonestly or grossly negligently regarding his performance hereunder; (3) materially fails to perform his Obligations as set forth in paragraph 12 herein, other than for reasons related to illness, injury or disability; (4) violates any applicable local, state or federal law relating to discrimination or harassment where an independent investigation concludes that Employee has violated any such applicable laws; (5) materially violates Company’s written policies and/or practices applicable to Employee, including, but not limited to, employment policies and practices and the Waddell & Reed Financial, Inc. Corporate Code of Business Conduct and Ethics for Directors and Employees; (6) knowingly takes any action,  or fails to act, where such action/inaction has the effect of undermining or harming Company, its business, its reputation, or its customers, clients or employees; and/or (7) materially fails to comply with any oral or written reasonable request or directive of Company related to Employee’s Obligations under this Agreement, as set forth in paragraph 12. No Cause shall exist under subsections 2, 3, 4, 5, or 6 above unless Company provides Employee with written notice describing the particular circumstances giving rise to Cause, and Employee fails to cure the conduct in question within thirty (30) days following such notice from Company. In the event of termination for Cause, Employee shall not be entitled to receive any remaining unpaid Separation Pay or receive the benefits referenced in paragraphs 8, 9, 10, and 11 herein.

14.                               General Release. In exchange for Company’s agreement with respect to the Restricted Stock Award Vesting referenced in paragraph 10 herein, Employee agrees as follows:

(a)                                 The Restricted Stock Award Vesting offered by Company under this Agreement is adequate consideration for Employee’s execution of this Agreement and the General Release contained herein, and is in excess of anything to which Employee is or may otherwise be entitled under existing policies or practices of Company.

(b)                                 To the maximum extent permitted by law, and except as provided in paragraph 24 herein, as of the Effective Date (as defined herein), Employee hereby RELEASES AND FOREVER DISCHARGES Company, the Company Affiliates, and all other parties mentioned in the sixth Whereas Clause of this Agreement (collectively, “Released Parties”), from any and all causes of action, claims, actions, rights, judgments, obligations, damages, demands, accountings, or liabilities of any kind or nature (collectively, “Claims”), whether known or unknown, suspected or unsuspected, that Employee now holds or owns or has at any time held or owned against the Released Parties through the date Employee executes this Agreement. Employee acknowledges and agrees that the Claims released under this Agreement include any and all Claims Employee now holds or owns or has at any time held or owned against the Released Parties related to any and all contract or other Claims arising from or related to Employee’s Employment Agreement, as referenced herein, and any other employment-related agreements entered into by Employee and any of the Released Parties. Employee further acknowledges and agrees that this release of Claims specifically includes, but is not limited to, any and all contract claims; any and all claims for race, sex, national origin, religious, disability, or age discrimination, harassment, and/or retaliation under Title VII of the Civil Rights Act of 1964 (as amended), the Civil Rights Act of 1991, 42 U.S.C. § 1981, the Americans with Disabilities Act (as amended), the Rehabilitation Act, the Genetic Information Nondiscrimination Act, the Kansas Act Against Discrimination, the Kansas Age Discrimination in Employment Act, any and all applicable Missouri state civil rights laws (including, but not limited to, Mo. Rev. Stat. §213.010 et seq., §290.145, §191.665, and §375.1306), any unlawful employment practices and anti-discrimination and anti-harassment laws, and any and all other statutes, regulations, and/or ordinances that address equal employment opportunity; any and all other statutory claims, including, but not limited to, claims under the Family Medical Leave Act, the Occupational Safety and Health Act, the Employment Retirement Income Security Act (as amended) (“ERISA”), the Consolidated Omnibus Budget Reconciliation Act, 42 U.S.C. § 1983, 42 U.S.C. § 1988, the Kansas Wage Payment Act, the Kansas Minimum Wage and Maximum Hours Law, any and all applicable Missouri state wage payment and conditions of employment law (including, but not limited to, Mo. Rev. Stat. §290.010 et seq.); any and all common law claims; any and all whistleblowing claims; any and all tort claims, including, but not limited to, any and all claims for tortious interference with business expectancy, outrage, negligent infliction of emotional distress, defamation, retaliation, and/or wrongful discharge in violation of public policy; any and all public policy claims; any and all claims under any federal and/or state Constitution, any and all claims under any federal, state and/or local common law, and any and all claims under any Company and/or Company Affiliate policy or practice, including, but not limited to, any claims regarding bonus, health, stock incentive, retirement, and/or benefit plans of Company and/or any Company Affiliate.

(c)                                  The foregoing Release does not include any claims that cannot be released or waived by law, including, but not limited to, the right to file a charge with or participate in an investigation conducted by certain government agencies; provided, however, that Employee is releasing and waiving the right to any monetary recovery should any government agency pursue any claims on Employee’s behalf.

(d)                                 The foregoing Release does not affect the Employee’s right to enforce the terms of this Agreement. Additionally, the foregoing Release does not affect Employee’s right to receive any vested benefits under an employee benefit plan subject to ERISA or to any other vested benefit Employee may be entitled to receive under any applicable Company or Company Affiliate benefit plan, including but not limited to the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan or the Waddell & Reed Financial, Inc. Retirement Income Plan, although Employee’s eligibility to make contributions to and/or accrue service and benefit credit under these benefit plans shall cease as of the Retirement Date.

(e)                                  In exchange for and in consideration of the promises of Company contained in this Agreement, Employee agrees not to initiate any legal, administrative, or other proceeding relating to any of the matters released herein, to the fullest extent permitted by law.

15.          No Interference. Employee agrees, following the end of his employment with Company, to take no action to interfere knowingly with Company’s operation of business or management of personnel, specifically including, but not limited to, Company’s operation of its Investment Management Division.

16.          Post-Employment Cooperation. Upon reasonable request by Company, Employee will participate in the investigation, prosecution, or defense of any matter involving Company, any matter involving any of the Company Affiliates, or any other matter that arose or will arise during Employee’s employment, provided Company shall reimburse Employee for any reasonable travel and out-of-pocket expenses incurred in providing such participation at its request, the purpose of which reimbursement is to avoid cost to Employee and not to influence Employee’s participation. Company’s request for reasonable cooperation shall take into consideration Employee’s personal and business commitments and the amount of notice provided to Employee by Company.

17.          Compensation and Benefits Received. Employee expressly agrees that, except for payments and benefits offered to Employee as provided for in this Agreement and any vested benefits under an employee benefit plan subject to ERISA, no additional payments or other consideration are appropriate or due to Employee for any reason, and that Employee has received all compensation and leave due and owing to Employee relating to any employment or other relationship with Company, or any express or implied contract, including without limitation, all wages, commissions, bonuses, incentive pay, retention bonus, sick pay and vacation pay, and any form of leave from Company and/or any Company Affiliate in connection with Employee’s employment up to the Effective Date of this Agreement.

18.          Effective Date.  This Agreement shall be effective and enforceable as of the date of the last signature reflected below (the “Effective Date”).

19.          Advice of Counsel. Company advised/hereby advises Employee to consult with an attorney before executing this Agreement, particularly regarding the RELEASE AND WAIVER OF CLAIMS in paragraph 14.

20.          Obligation to Protect Confidential Information. Employee acknowledges that as a result of Employee’s employment relationship with Company and/or any Company Affiliate, Employee acquired confidential information of a special and unique nature and value relating to Company and

Company Affiliate matters.  Except as otherwise provided for within this Agreement, Employee will not remove from Company or any Company Affiliate, or directly or indirectly communicate, divulge, or use, whether for Employee’s benefit or for the benefit of any third party, any confidential and/or proprietary information concerning the Company business and/or the Company Affiliates’ business, including, but not limited to, any and all proprietary information, information regarding the nature of Company and Company Affiliates’ investment management systems, proprietary investment management practices, investment holdings, returns, allocations, private equity investments, transactions, communications, operating agreements, amendments, consents, investment strategies and dispositions, location of proprietary electronic data, strategic plans of Company and any Company Affiliate, passwords, passcodes or similar mechanisms for gaining access to any computer, computer system, computer network, computer data, or any other electronic data storage device or any data contained therein, information regarding Company or Company Affiliates’ personnel matters, information related to any internal investigation or auditing process, client lists, client account and contact information, proprietary products, proprietary commission information, proprietary supervisory information, Company or Company Affiliates’ research, agreements, systems, procedures, manuals, operations, services, materials, policies, and the manner in which they are developed, marketed, and/or provided, Company legal matters, attorney-client privileged information, attorney work product-privileged information, and any and all such other information regarded as trade secrets and/or confidential and/or proprietary information by Company, by Company Affiliates, and/or under any applicable law, regulation, rule, and/or ethical guideline (collectively, “Confidential Information”). Employee understands that Confidential Information includes, but is not limited to, trade secrets and information relating thereto. Employee further acknowledges and agrees that Confidential Information referenced this paragraph includes Confidential Information, as defined in the Employment Agreement and the Confidentiality Agreement referenced herein.  Notwithstanding the above, Confidential Information shall not include any contact information located in Employee’s rolodex (whether paper or electronic), which Employee shall be able to download/transfer after the Retirement Date, and any information that is generally known in the industry or in the public domain or becomes generally known in the industry or in the public domain through no wrongful act on Employee’s part.

21.          Unauthorized Access.        Employee agrees that following the end of his employment under this Agreement, he will no longer be authorized to access any of Company or Company Affiliates’ systems, including, but not limited to, Company or Company Affiliates’ computers, systems, applications, servers, workstations, operating systems, databases, accounting systems, network infrastructure, software, programs, and any documentation, data or property contained within or in connection with any network infrastructure or systems listed herein.  Employee agrees that any unauthorized attempt to access or any actual access of the network infrastructure, systems or data described herein following the termination of employment would be damaging to Company and/or Company Affiliates.

22.          Employee Representations.  As of the date Employee signed this Agreement, and except as otherwise provided for within this Agreement, Employee (1) has not suffered a work-related injury not properly disclosed to Company; (2) has not exercised any actual or apparent authority by or on behalf of Company and/or any Company Affiliates that Employee has not specifically disclosed to Company; (3) has not entered into any agreements, whether written or otherwise, with any of Company or Company Affiliates’ employees (current and former) and/or third parties that could legally bind Company and/or any Company Affiliate that Employee has not specifically disclosed to Company; (4) is not aware of any Company or Company Affiliates’ noncompliance with regulatory, administrative or other legal obligation, including by any Company or Company Affiliates’ personnel, that has not already been reported; and (5) has not engaged in any conduct that could be deemed counter to the Waddell & Reed Financial, Inc. Corporate Code of Business Conduct and Ethics for Directors and Employees.

23.          Non Disparagement. Employee agrees not in any way to disparage Company, Company Affiliates (as defined herein and specifically including Company and Company Affiliate employees and agents in their representative and individual capacities), or any Released Parties, and agrees not to make or solicit any comments, statements, or the like to the media or to others, including claims against the entities, their agents, or representatives that may be considered derogatory or detrimental to the good name or business reputation of the above-mentioned parties. Likewise, Company agrees that it shall direct in writing Officers of Company as of the Effective Date of this Agreement, that while they are employed or affiliated with Company or Company Affiliates and while they are acting in an official capacity on behalf of Company or Company Affiliates, they shall not disparage Employee in any way and not to make or solicit any comments, statements, or like to the media or to others, that may be considered derogatory or detrimental to Employee’s good name or reputation. Notwithstanding, Employee and Company recognize and agree that nothing herein restricts Company’s or Employee’s his ability to engage in protected activity.

24.          References. Company and Employee agree that any inquiries for employment references on behalf of Employee submitted to the Company’s Human Resource Department shall be directed to Henry J. Herrmann, who will provide information consistent with the sum and substance of the press release announcing Employee’s retirement dated February 2, 2016 (attached in substantive form and incorporated into this Agreement as Exhibit B). If Mr. Herrmann is no longer with Company, such employment reference requests will be managed as outlined herein by the Company’s Vice President of Human Resources.

25.          Protected Activity. Nothing in this Agreement is intended to limit, restrict or interfere with Employee’s right to engage in any protected activity, including, but not limited to, testifying before, communicating with and/or participating in any investigation conducted by or proceeding held before any regulatory agency, including, but not limited to, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, Inc., and/or the Equal Employment Opportunity Commission (and/or similar state or federal agency), and nothing herein is intended to restrict Employee’s ability to participate in concerted activity under the National Labor Relations Act.

26.          Additional Terms.  The parties further agree as follows:

(a)                                 Unless referenced specifically herein, this Agreement constitutes the entire agreement between Employee and Company with respect to the matters contemplated hereby and supersedes and is in full substitution for any and all prior understanding or agreements with respect to Employee’s employment.  No modification or waiver of any provision of this Agreement will be valid unless in writing and signed by Employee and Company.  Further, in entering into this Agreement, they did not rely on any promise or agreement not included in this Agreement.

(b)                                 Nothing herein shall impact Employee, Company and/or Company Affiliates’ rights under the Indemnification Agreement entered into between Employee and Waddell & Reed Financial, Inc. as of November 13, 2009 and any coverage Employee continues to have under Company’s or Company Affiliates’ Directors and Officers insurance policies.

(c)                                  This Agreement is severable. If any provision of this Agreement is declared unenforceable, void, invalid, or voidable, then the parties intend that the validity, legality, and enforceability of the remaining provision of this Agreement shall in no way be affected or impaired, and the remaining provision of this Agreement shall remain valid and enforceable as written, to the fullest extent permitted by law.

(d)                                 This Agreement shall be construed in accordance with the laws of the State of Kansas, regardless of any conflict of laws provision.  Further, any action to interpret or enforce this Agreement shall be brought in the federal or state courts situated in Kansas, regardless of the state of residence of any party to such action.

(e)                                  In the event either party to this Agreement breaches its obligations under this Agreement the injured party may pursue all legal remedies available to it as a result of the breach, including, but not limited to, an action in a competent court for actual damages for the injury caused by the breaching party, as well as reasonable attorneys’ fees and costs.

(f)                                   The parties expressly agree and understand that neither the existence of this Agreement nor anything contained in this Agreement shall constitute an admission of any liability on the part of Company or any Company Affiliate.  Any and all such liability is expressly denied. Neither the existence of this Agreement nor anything contained in this Agreement shall be construed as rendering Employee a “prevailing party” for purposes of awarding attorneys’ fees or costs under any applicable local, state or federal law.

(g)                                  To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent that this Agreement constitutes a “nonqualified deferred compensation plan” as such term is defined in Code Section 409A, and this Agreement shall be construed and applied in a manner consistent with this intent. In this regard, each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. Any reimbursements under this Agreement that would constitute nonqualified deferred compensation subject to Section 409A of the Code shall be subject to the following additional rules: (i) no reimbursement of any such expense shall affect Employee’s right to reimbursement of any such expense in any other taxable year; (ii) reimbursement of the expense shall be made, if at all, promptly but not later than the end of the calendar year following the calendar year in which the expense was incurred; and (iii) the right to reimbursement shall not be subject to liquidation or exchange for any other benefit. The payments and benefits payable to Employee under this Agreement shall be construed as exempt from Section 409A to the maximum possible extent. Except as described above, Company makes no representations regarding the taxation of the payments and benefits provided under this Agreement (and the manner in which such payments and benefits are reported to Employee or an appropriate taxing jurisdiction by Company is not intended to be such a representation) and in no event shall Company or any Company Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of the payments and benefits provided under this Agreement (including taxes, penalties, interest or other expenses resulting from non-compliance with Section 409A of the Internal Revenue Code or excise taxes imposed by Section 4999 of the Internal Revenue Code).

(h)                                 Company’s or Employee’s failure to exercise any of its rights under this Agreement with regard to a breach of this Agreement shall not be construed as a waiver of such breach, nor shall it prevent Company or Employee from later enforcing strict compliance with any and all promises in this Agreement.

(i)                                     This Agreement will be binding on and inure to the benefit of Employee and Employee’s heirs, administrators, representatives, executors, successors, and assigns, and will be binding on and inure to the benefit of Company, Company Affiliates, and those entities’ successors and assigns.

(j)                                    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute together one and the same Agreement.  Any party to this Agreement may execute this Agreement by signing any such counterpart.

(k)                                 The headings in this Agreement are for convenience and are not intended to affect construction or interpretation.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year indicated below.

For Employee:

BY SIGNING BELOW, I SPECIFICALLY AGREE THAT I HAVE READ THE FOREGOING EMPLOYMENT RETENTION AGREEMENT, THAT I RECOGNIZE IT CONTAINS A GENERAL RELEASE, THAT I FULLY UNDERSTAND EACH AND EVERY PROVISION OF THIS AGREEMENT, THAT I HAVE HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY ABOUT THIS AGREEMENT, AND THAT I AM VOLUNTARILY, FREELY AND KNOWINGLY EXECUTING IT.

Date:	2/1/16	/s/ Michael L. Avery
Michael L. Avery

For Company:

Date:	2/1/16	/s/ Henry J. Herrmann
Waddell & Reed Financial, Inc.

For Waddell & Reed Investment Management Company

with respect to Paragraph 3:

Date:	2/1/16	/s/ Henry J. Herrmann
Waddell & Reed Investment Management Company

EXHIBIT A TO EMPLOYMENT RETENTION AGREEMENT

FORM OF — RELEASE OF ALL CLAIMS

This Release of All Claims (“Agreement”) is made by and between Waddell & Reed Financial, Inc. (“Company”) and Michael L. Avery (“Employee”) (collectively, the “parties”).

WHEREAS, the parties to this Agreement recognize that Company and/or a Company Affiliate, as defined herein, has employed Employee in various positions; that Employee has elected to retire from his employment with Company and all Company Affiliates; that Employee, on the one hand, and Company and all Company Affiliates on the other, hereby mutually agree to end employment of Employee by this written Agreement and wish to end all employment and other relationships in an amicable and cooperative manner; that Employee agreed to enter into this Agreement in exchange for good and valuable consideration that is in addition to any benefits Employee may otherwise be entitled to receive by operation of law or by Company or Company Affiliate policy or practice; that Company has agreed to enter into this Agreement in exchange for certain releases and promises of Employee; and that the parties desire through this Agreement to resolve any and all claims, demands, or causes of action (“claims”) Employee has, or may have, against Company and any Company Affiliates.

NOW, THEREFORE, in consideration of the mutual promises, agreements, and releases contained in this Agreement, Employee and Company agree to resolve all issues and controversies that exist between them, including any future effects of the alleged acts, omissions, and events, as follows:

1.              The parties desire to resolve all claims Employee has, or may have had, against Company,  Waddell & Reed, Inc., Waddell & Reed Investment Management Company, Ivy Investment Management Company, and each of these entities’ parent, subsidiaries, affiliates, and affiliated mutual funds, as well as all of these entities’ current or former insurers, directors, officers, fiduciaries, attorneys, employees (in their representative and/or individual capacities), agents, successors, assigns, employee benefit plans, related corporations, and any and all other entities affiliated with or related to them (collectively, the “Company Affiliates”).

2.              In consideration of the release referenced in Paragraph 3 of this Agreement, and all other promises made by Employee within this Agreement, Company agrees as follows, subject to the other terms of this Agreement, including but not limited to this Agreement becoming effective as provided below:

(a)                                 Employee’s employment and all associations with Company and Company Affiliates ended               , 2016 (“Termination Date”).  Employee has no power or authority to act on behalf of Company or any Company Affiliate following the Termination Date.

(b)                                 If this Agreement is not revoked and becomes effective, Company shall pay to Employee, within thirty (30) days of the Effective Date, as defined herein, the gross amount of Two Million Dollars and No Cents ($2,000,000.00) (the “Lump Sum Payment”), subject to applicable deductions and withholdings. The Lump Sum Payment is not eligible compensation under the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan or under the Waddell & Reed Financial, Inc. Retirement Income Plan.

(c)                                  In connection with Employee’s separation from Company and all Company Affiliates, and following the Separation Period referenced in the Employment Retention Agreement entered into between the parties, effective                 (the “Retention Agreement”), Employee and any eligible dependents may elect to continue to participate in the Company and/or Company Affiliates’ group health, dental and vision plans on an unsubsidized basis until he and any applicable dependents each attain Medicare eligibility.

(d)                                 Unless specified otherwise in this Agreement, or as provided for in the Retention Agreement, nothing in this Agreement shall interfere with Employee’s ability to receive all compensation earned as of the Termination Date pursuant to Company or Company Affiliates’ revenue sharing compensation plans in accordance with the relevant plan documents or to receive benefits provided for under the terms of the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan or the Waddell & Reed Financial, Inc. Retirement Income Plan, although Employee’s eligibility to make contributions to and/or accrue service and benefit credit under these benefit plans shall cease as of the Termination Date.

(e)                                  Unless specified otherwise herein, or as provided for in the Retention Agreement, Employee’s ability to receive and/or participate in any Company or Company Affiliate provided compensation or benefit plan ceases as of the Termination Date.

3.                                      In connection with consideration provided by Company under this Agreement, Employee agrees as follows:

(a)                                 The benefits provided by Company under this Agreement are adequate consideration for Employee’s execution of this Agreement and are in excess of anything to which Employee is or may otherwise be entitled under existing policies or practices of Company and/or any Company Affiliate.

(b)                                 To the maximum extent permitted by law, and except as provided in Paragraph 4 herein, as of the Effective Date, Employee hereby RELEASES AND FOREVER DISCHARGES Company, the Company Affiliates, and all other parties mentioned in Paragraph 1 of this Agreement (collectively, “Released Parties”), from any and all causes of action, claims, actions, rights, judgments, obligations, damages, demands, accountings, or liabilities of any kind or nature (collectively, “Claims”), whether known or unknown, suspected or unsuspected, that Employee now holds or owns or has at any time held or owned against the Released Parties through the date Employee executes this Agreement. Employee acknowledges and agrees that the Claims released under this Agreement include any and all Claims Employee now holds or owns or has at any time held or owned against the Released Parties related to any and all contract or other Claims arising from or related to Employee’s Employment Agreement, as referenced herein, and any other employment-related agreements entered into by Employee and any of the Released Parties. Employee further acknowledges and agrees that this release of Claims specifically includes, but is not limited to, any and all contract claims; any and all claims for race, sex, national origin, religious, disability, or age discrimination, harassment, and/or retaliation under Title VII of the Civil Rights Act of 1964 (as amended), the Civil Rights Act of 1991, 42 U.S.C. § 1981, the Age Discrimination in Employment Act (“ADEA”), the Americans with Disabilities Act (as amended), the Rehabilitation Act, the Genetic Information Nondiscrimination Act, the Kansas Act Against Discrimination, the Kansas Age Discrimination in Employment Act, any and all applicable Missouri state civil rights laws (including but not limited to Mo. Rev. Stat. §213.010 et seq., §290.145,

                                                §191.665, and §375.1306), any unlawful employment practices and anti-discrimination and anti-harassment laws, and any and all other statutes, regulations, and/or ordinances that address equal employment opportunity; any and all other statutory claims, including but not limited to claims under the Family Medical Leave Act, the Occupational Safety and Health Act, the Employment Retirement Income Security Act (as amended) (“ERISA”), the Consolidated Omnibus Budget Reconciliation Act, 42 U.S.C. § 1983, 42 U.S.C. § 1988, the Kansas Wage Payment Act, the Kansas Minimum Wage and Maximum Hours Law, any and all applicable Missouri state wage payment and conditions of employment law (including but not limited to Mo. Rev. Stat. §290.010 et seq.); any and all common law claims; any and all whistleblowing claims; any and all tort claims, including but not limited to any and all claims for tortious interference with business expectancy, outrage, negligent infliction of emotional distress, defamation, retaliation, and/or wrongful discharge in violation of public policy; any and all public policy claims; any and all claims under any federal and/or state Constitution, any and all claims under any federal, state and/or local common law, and any and all claims under any Company and/or Company Affiliate policy or practice, including but not limited to any claims regarding bonus, health, stock incentive, retirement, and/or benefit plans of Company and/or any Company Affiliate.

(c)                                  The foregoing Release does not include any claims that cannot be released or waived by law, including but not limited to the right to file a charge with or participate in an investigation conducted by certain government agencies; provided, however, that Employee is releasing and waiving the right to any monetary recovery should any government agency pursue any claims on Employee’s behalf.

(d)                                 The foregoing Release does not affect Employee’s right to enforce the terms of this Agreement and/or the Retention Agreement.  Additionally, the foregoing Release does not affect Employee’s right to receive any vested benefits under an employee benefit plan subject to ERISA or to any other vested benefit Employee may be entitled to receive under any applicable Company or Company Affiliate benefit plan.

(e)                                  In exchange for and in consideration of the promises of Company contained in this Agreement, Employee agrees not to initiate any legal, administrative, or other proceeding relating to any of the matters released herein, to the fullest extent permitted by law.

(f)                                   Employee acknowledges that by executing this Agreement, he is waiving and releasing any and all legal rights and claims he may have under the ADEA and all other federal, state and local laws regarding age discrimination, whether those claims are presently known to Employee or hereafter discovered.  However, nothing in the foregoing is intended to limit or restrict Employee’s right to challenge the validity of this Agreement as to claims and rights asserted under the ADEA or Employee’s right to enforce this Agreement.

(g)                                  Employee agrees, following the Termination Date, to take no action to interfere knowingly with Company or any Company Affiliate’s operation of business or management of personnel.

(h)                                 In connection with Employee’s retirement, Employee voluntarily ended his employment with Company and/or with any Company Affiliates upon mutual consent of Company, effective June 30, 2016.

(i)                                     Upon reasonable request by the Company, Employee will participate in the investigation, prosecution, or defense of any matter involving Company, any matter involving any of the Company Affiliates, or any other matter that arose or will arise during Employee’s employment, provided Company shall reimburse Employee for any reasonable travel and out-of-pocket expenses incurred in providing such participation at its request, the purpose of which reimbursement is to avoid cost to Employee and not to influence Employee’s participation. Company’s request for reasonable cooperation shall take into consideration Employee’s personal and business commitments and the amount of notice provided to Employee by Company.

(j)                                    Employee acknowledges that the Company and Company Affiliates’ relationships with its employees, contractors and business associates are among their most important assets.  Employee agrees that for a period of one (1) year after the termination of his employment with Company, Employee will not, as examined from an objective viewpoint, directly or indirectly, individually or in any capacity whatsoever, (i) participate in the solicitation, recruitment, hiring, or contracting as an employee or engaging as an independent contractor any employee, contractor, sales assistant or agent of Company and/or any Company Affiliate, or (ii) induce or attempt to induce any such persons to terminate, or in any way interfere knowingly with, the contractual or other relationship between Company and/or any Company Affiliate and any such persons.

(k)                                 Employee expressly agrees that, except as otherwise provided in this Agreement and the Retention Agreement, no additional payments or other consideration are appropriate or due to Employee for any reason, and that Employee has received all compensation and leave due and owing to Employee relating to any employment or other relationship with Company and/or any Company Affiliate, or any express or implied contract, including without limitation, all wages, commissions, bonuses, incentive pay, retention bonus, sick pay and vacation pay, and any form of leave from Company and/or any Company Affiliate.

(l)                                     Employee received this Agreement on              , 2016 (the “Date of Receipt”).  Employee is hereby advised and acknowledges that Employee has twenty-one (21) calendar days to consider this Agreement and sign it, although Employee may sign and return it sooner if Employee so chooses. However, in no event may Employee sign the Agreement before the calendar day following the Termination Date or after twenty-one days following the Date of Receipt.  Any signature before the calendar day following the Termination Date or after the Date of Receipt shall be deemed ineffective and not a valid execution of this Agreement. Employee may return this signed Agreement to Company’s General Counsel, at 6300 Lamar Avenue, Overland Park, Kansas 66202.  Company hereby advises Employee that Employee may revoke this Agreement by delivering a written notice of revocation via certified mail to Company’s General Counsel, at the address referenced within this paragraph within seven (7) calendar days after Employee signs this Agreement.  Where no revocation is made, this Agreement will become effective and enforceable on the 8th calendar day following the date Employee signs this Agreement (the “Effective Date”).

(m)                             Company advised/hereby advises Employee to consult with an attorney before executing this Agreement, particularly regarding the RELEASE AND WAIVER OF CLAIMS in Paragraph 3(b) — 3(d).

(n)                                 Employee acknowledges that as a result of Employee’s employment relationship with Company and/or any Company Affiliate, Employee acquired confidential information of a special and unique nature and value relating to Company and Company Affiliate matters.  Except as otherwise provided for within this Agreement, Employee will not remove from Company or any Company Affiliate, or directly or indirectly communicate, divulge, or use, whether for Employee’s benefit or for the benefit of any third party, any confidential and/or proprietary information concerning the Company business and/or the Company Affiliates’ business, including but not limited to any and all proprietary information, information regarding the nature of Company and Company Affiliates’ investment management systems, proprietary investment management practices, investment holdings, returns, allocations, private equity investments, transactions, communications, operating agreements, amendments, consents, investment strategies and dispositions, location of proprietary electronic data, strategic plans of Company and any Company Affiliate, passwords, passcodes or similar mechanisms for gaining access to any computer, computer system, computer network, computer data, or any other electronic data storage device or any data contained therein, information regarding Company or Company Affiliates’ personnel matters, information related to any internal investigation or auditing process, client lists, client account and contact information, proprietary products, proprietary commission information, proprietary supervisory information, Company or Company Affiliates’ research, agreements, systems, procedures, manuals, operations, services, materials, policies, and the manner in which they are developed, marketed, and/or provided, Company legal matters, attorney-client privileged information, attorney work product-privileged information, and any and all such other information regarded as trade secrets and/or confidential and/or proprietary information by Company, by Company Affiliates, and/or under any applicable law, regulation, rule, and/or ethical guideline (collectively, “Confidential Information”). Employee understands that Confidential Information includes, but is not limited to, trade secrets and information relating thereto. Employee further acknowledges and agrees that Confidential Information referenced this Paragraph includes Confidential Information, as defined in the Amended and Restated Employment Agreement Employee entered into with Waddell & Reed Investment Management Company on March 3, 1998 (“Employment Agreement”) and the Confidentiality Agreement Employee entered into with Waddell & Reed Financial, Inc. on March 22, 1998 (“Confidentiality Agreement”). Notwithstanding the above, Confidential Information shall not include any contact information located in Employee’s rolodex (whether paper or electronic), which Employee shall be able to download/transfer after the Termination Date, and any information that is generally known in the industry or in the public domain or becomes generally known in the industry or in the public domain through no wrongful act on Employee’s part.

(o)                                 Employee certifies that, as of the date Employee signed this Agreement, and except as otherwise provided for in this Agreement and in the Retention Agreement, Employee has returned to Company all Company or Company Affiliate property in Employee’s possession or control, including but not limited to any Confidential Information, as defined in this Agreement, Company or Company Affiliate issued credit card, access devices, office equipment, training and supervisory manuals, board materials, documents, records, notebooks, computers, printers, scanners, computer disks, mobile devices, tapes, zip drives, thumb drives, and similar repositories of or documents containing any Confidential Information, including all existing copies, abstracts, and summaries thereof.

(p)                                 To the extent Employee has not already done so, Employee agrees within thirty (30) days of the Termination Date, to submit any and all expense reimbursement requests, including supporting documentation.  Employee shall be reimbursed for any reasonable, legitimate outstanding business expenses in accordance with Company and/or Company Affiliates’

                                                policies.  Employee acknowledges and agrees that expenses not timely and properly submitted in accordance with this paragraph shall not be subject to reimbursement by Company.

(q)                                 Employee represents and warrants there are no existing or outstanding attorneys’ liens or other liens that are not extinguished or satisfied by the execution of this Agreement.  Employee agrees to indemnify and hold harmless Company and/or any Company Affiliates, for any liability in connection with such liens.

(r)                                    Employee agrees that following the Termination Date he will no longer be authorized to access any of Company or Company Affiliates’ systems or subscription services, Company or Company Affiliates’ computers, systems, applications, servers, workstations, operating systems, databases, accounting systems, network infrastructure, software, programs, and any documentation, data or property contained within or in connection with any network infrastructure or systems listed herein. Employee agrees that any unauthorized attempt to access or any actual access of the network infrastructure, systems or data described herein following the termination of employment would be damaging to Company and/or Company Affiliates.

(s)                                   As of the date Employee signed this Agreement, and except as otherwise provided for within this Agreement, Employee (1) has not suffered a work-related injury not properly disclosed to Company; (2) has not exercised any actual or apparent authority by or on behalf of Company and/or any Company Affiliates that Employee has not specifically disclosed to Company; (3) has not entered into any agreements, whether written or otherwise, with any of Company or Company Affiliates’ employees (current and former) and/or third parties that could legally bind Company and/or any Company Affiliate that Employee has not specifically disclosed to Company; (4) is not aware of any Company or Company Affiliates’ noncompliance with regulatory, administrative or other legal obligation, including by any Company or Company Affiliates’ personnel, that has not already been reported; and (5) has not engaged in any conduct that could be deemed counter to the Waddell & Reed Financial, Inc. Corporate Code of Business Conduct and Ethics for Directors and Employees.

(t)                                    Employee agrees not to participate voluntarily in or aid in or encourage any person or entity in connection with any lawsuit or other adversarial proceeding against Company or any Company Affiliate, to the maximum extent permitted by law.

(u)                                 Employee agrees not in any way to disparage Company, Company Affiliates (as defined herein and specifically including Company and Company Affiliate employees and agents in their representative and individual capacities), or any Released Parties, and agrees not to make or solicit any comments, statements, or the like to the media or to others, including claims against the entities, their agents, or representatives that may be considered derogatory or detrimental to the good name or business reputation of the above-mentioned parties. Likewise, Company agrees that it shall direct in writing Officers of Company as of the Effective Date of this Agreement, that while they are employed or affiliated with Company or Company Affiliates and while they are acting in an official capacity on behalf of Company or Company Affiliates, they shall not disparage Employee in any way and not to make or solicit any comments, statements, or like to the media or to others, that may be considered derogatory or detrimental to Employee’s good name or reputation. Notwithstanding, Employee and Company recognize and agree that nothing herein restricts Company’s or Employee’s ability to engage in protected activity.

(v)                                 In addition to any other remedies or relief that may be available, the prevailing party in any dispute arising as a result of any misrepresentation made by the other party in this Agreement agrees to pay any attorneys’ fees the prevailing party may incur as a result of any such misrepresentation.

4.                                      Nothing in this Agreement is intended to limit, restrict or interfere with Employee’s right to engage in any protected activity, including but not limited to testifying before, communicating with and/or participating in any investigation conducted by or proceeding held before any regulatory agency, including but not limited to the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, Inc., and/or the Equal Employment Opportunity Commission (and/or similar state or federal agency), and nothing herein is intended to restrict Employee’s ability to participate in concerted activity under the National Labor Relations Act.

5.                                      The parties further agree as follows:

(a)                                 Unless specified herein, or as provided for in the Retention Agreement, this Agreement constitutes the entire agreement between Employee and Company with respect to the matters contemplated hereby and supersedes and is in full substitution for any and all prior understanding or agreements with respect to Employee’s employment. No modification or waiver of any provision of this Agreement will be valid unless in writing and signed by Employee and Company.  Further, in entering into this Agreement, they did not rely on any promise or agreement not included in this Agreement.

(b)                                 Nothing herein shall impact Employee, Company and/or Company Affiliates’ rights under the Indemnification Agreement entered into between Employee and Waddell & Reed Financial, Inc. as of November 13, 2009 and any coverage Employee continues to have under Company’s or Company Affiliates’ Directors and Officers insurance policies.

(c)                                  Except as reflected in the Retention Agreement, Employee’s post termination promises and obligations in the Employment Agreement and Confidentiality Agreement, as referenced herein, shall remain in full force and effect.

(d)                                 This Agreement is severable. If any provision of this Agreement is declared unenforceable, void, invalid, or voidable, then the parties intend that the validity, legality, and enforceability of the remaining provisions of this Agreement shall in no way be affected or impaired, and the remaining provisions of this Agreement shall remain valid and enforceable as written, to the fullest extent permitted by law.

(e)                                  This Agreement shall be construed in accordance with the laws of the State of Kansas, regardless of any conflict of laws provision.  Further, any action to interpret or enforce this Agreement shall be brought in the federal or state courts situated in Kansas, regardless of the state of residence of any party to such action.

(f)                                   In the event either party to this Agreement breaches its obligations under this Agreement the injured party may pursue all legal remedies available to it as a result of the breach, including, but not limited to, an action in a competent court for actual damages for the injury caused by the breaching party, as well as reasonable attorneys’ fees and costs. The parties agree that Company and/or any Company Affiliate may be entitled to seek injunctive and other equitable relief to prevent a breach of this Agreement, in addition to any other remedy to which Company and/or Company Affiliate might be entitled.  Company and/or Company Affiliates’ remedies for breach as referenced herein shall be cumulative and the pursuit of one remedy shall not be deemed to exclude any and all other remedies.

(g)                                  The parties expressly agree and understand that neither the existence of this Agreement nor anything contained in this Agreement shall constitute an admission of any liability on the part of Company or any Company Affiliate.  Any and all such liability is expressly denied. Neither the existence of this Agreement nor anything contained in this Agreement shall be construed as rendering Employee a “prevailing party” for purposes of awarding attorneys’ fees or costs under any applicable local, state or federal law.

(h)                                 To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent that this Agreement constitutes a “nonqualified deferred compensation plan” as such term is defined in Code Section 409A, and this Agreement shall be construed and applied in a manner consistent with this intent. In this regard, each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. Any reimbursements under this Agreement that would constitute nonqualified deferred compensation subject to Section 409A of the Code shall be subject to the following additional rules: (i) no reimbursement of any such expense shall affect Employee’s right to reimbursement of any such expense in any other taxable year; (ii) reimbursement of the expense shall be made, if at all, promptly but not later than the end of the calendar year following the calendar year in which the expense was incurred; and (iii) the right to reimbursement shall not be subject to liquidation or exchange for any other benefit. The payments and benefits payable to Employee under this Agreement shall be construed as exempt from Section 409A to the maximum possible extent. Except as described above, the Company makes no representations regarding the taxation of the payments and benefits provided under this Agreement (and the manner in which such payments and benefits are reported to Employee or an appropriate taxing jurisdiction by the Company is not intended to be such a representation) and in no event shall the Company or any Company Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of the payments and benefits provided under this Agreement (including taxes, penalties, interest or other expenses resulting from non-compliance with Section 409A of the Internal Revenue Code or excise taxes imposed by Section 4999 of the Internal Revenue Code).

(i)                                     Company’s or Employee’s failure to exercise any of its rights under this Agreement with regard to a breach of this Agreement shall not be construed as a waiver of such breach, nor shall it prevent Company or Employee from later enforcing strict compliance with any and all promises in this Agreement.

(j)                                    This Agreement will be binding on and inure to the benefit of Employee and Employee’s heirs, administrators, representatives, executors, successors, and assigns, and will be binding on and inure to the benefit of Company, Company Affiliates, and those entities’ successors and assigns.

(k)                                 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute together one and the same Agreement.  Any party to this Agreement may execute this Agreement by signing any such counterpart.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year indicated below.

For Employee:

BY SIGNING BELOW, I SPECIFICALLY AGREE THAT I HAVE READ THE FOREGOING AGREEMENT, THAT I FULLY UNDERSTAND EACH AND EVERY PROVISION OF THIS AGREEMENT, THAT I HAVE HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY ABOUT THIS AGREEMENT, AND THAT I AM VOLUNTARILY, FREELY, AND KNOWINGLY EXECUTING IT.

Date:
Michael L. Avery

For Company:

Date:
Waddell & Reed Financial, Inc.